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                                                                  EXHIBIT(3)(a)

                           CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MARKET FACTS, INC.
                         -----------------------------

     MARKET FACTS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the board of directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the
Corporation:

          NOW, THEREFORE, BE IT RESOLVED, that the first paragraph of Article FOURTH of the Company's Restated Certificate of Incorporation be amended to read as set forth in Exhibit A hereto.

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 15,500,000 shares, of which 500,000 shares shall be Preferred Stock of no par value (hereinafter called "Preferred Stock"), and 15,000,000 shares shall be Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock")."

     SECOND: That on April 28, 1997, pursuant to resolution of the Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, said MARKET FACTS, INC. has caused this certificate to be signed by Thomas H. Payne, its President, this ____ day of April, 1997.
                              MARKET FACTS, INC.

                              By:________________________________
                                         President


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